EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Business First Bancshares, Inc. of our report dated November 10, 2014, relating to our audit of the 2013 consolidated financial statements of Business First Bancshares Inc. and Subsidiaries appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Hannis T. Bourgeois, LLP
Baton Rouge, Louisiana
November 12, 2014